Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE THE COMPANY CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL AND THE OMITTED INFORMATION IS NOT MATERIAL.

YIMUTIAN INC.

2015 Stock Option Plan

Adopted on December 5, 2015

YIMUTIAN INC.

2015 Stock Option Plan

1.	Establishment and Purpose.

The purpose of this Plan is to give selected people the opportunity to buy shares of the Company and share the profits of the Company’s growth through the purchase of shares of the Company. This Plan involves direct grant of Options to Employees for purchase of shares of the Company. Options granted under this Plan may be Incentive Stock Options that meet Article 422 of the Act or Non-qualified Stock Options that do not meet Article 422 of the Act.

The terms under this Plan are defined in Article 11.

2.	Management.

(a) Committee of the Board of Directors. This Plan shall be managed by the Board of Directors. The Board of Directors may also set up a Committee to manage this Plan. If the Board of Directors has a relevant Committee, reference to the Board of Directors shall be deemed to refer to the Committee to which the Board of Directors has delegated the relevant function.

(b) Powers of the Board of Directors. Subject to the terms of this Plan and the purpose of its establishment, the Board of Directors has complete autonomy to decide to take actions it deems necessary or reasonable to manage this Plan, including but not limited to making adjustments and interpretations to the relevant terms of this Plan and the Option Agreement, adjusting the Exercise Price of Options, and modifying, extending the period of Options, etc. Although this Plan may provide otherwise, with respect to the terms and conditions on which Options may be granted to Participants outside China, the Board of Directors shall have the right to deviate from the terms under this Plan as it deems necessary and appropriate, provided that such deviation shall not include deviations from matters requiring shareholder approval under Article 10(d). Except as otherwise provided in this Plan, any decision, interpretation and other action of the Board of Directors shall be deemed final and binding on all Option Holders and other persons whose rights derive from the Option Holders.

3.	Qualifications.

(a) General provisions. Only Employees, Outside Directors and Consultants are qualified to be granted the Non-qualified Stock Options. Only Employees are qualified to be granted Incentive Stock Options.

4.	Stocks under this Plan.

(a) Basic limitations. Subject to Article 8(a), Stocks issued under this Plan may be issued upon the exercise of Incentive Stock Options. The number of Stocks covered by all Options or other rights under this Plan shall not exceed the number of Stocks remaining to be issued under this Plan. The Company shall at all times reserve a sufficient number of Stocks during the validity of this Plan to meet the requirements of this Plan. The Stocks offered under this Plan are authorized but unissued Stocks.

(b) Additional Stocks. If the Company redeems Stocks that have been previously issued under this Plan, such redeemed Stocks may be reissued. If Stocks that would otherwise have been issued under this Plan are withheld by the Company as a result of the payment of the Exercise Price or tax withholding requirements, such withheld Stocks may still be issued under this Plan. If any Option or other right terminates or is cancelled for some reasons, the Stocks corresponding to the portion of the Option or other right that has not been exercised shall be included in the Stocks available for issue under this Plan.

5.	Terms and Conditions of Options.

(a) Option Agreement. Each Option granted under this Plan shall be justified by an Option Agreement confirmed by the Company and the Option Holder. Unless validly approved by the Board of Directors, each Option granted shall be subject to all terms and conditions of this Plan and the Option Agreement. Option Agreements signed under this Plan need not be identical.

(b) Number of Stocks. Each Option Agreement shall specify the number of Stocks and such number shall be adjusted in accordance with the provisions of Article 7. The Option Agreement shall also state whether the Option is an Incentive Stock Option or a Non-qualified Stock Option.

(c) Exercise Price. Each Option Agreement shall state the Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Price of the Stocks on the grant date of Options, and shall in no event be less than the par price per share of the Stocks. The Exercise Price shall be paid in accordance with Article 6. Notwithstanding the foregoing, the Board of Directors shall have the discretion to adjust the Exercise Price of Options.

(d) Exercisable. Each Option Agreement shall specify when the Options become exercisable. Prerequisites for an Option to be exercisable include that: (i) the Option Holder has signed an Option Agreement with the Company; or (ii) the Option Holder otherwise agrees to be bound by the Option Agreement. The Board of Directors may determine the exercisable terms of the Option Agreement in accordance with the provisions of this Plan and the Option Agreement.

(e) Validity period. The Option Agreement shall specify the validity period of Options. Subject to applicable law, the validity period of Options shall not exceed ten (10) years after the Authorization Date unless otherwise decided by the Board of Directors to extend it.

(f) Termination of Services (except death). Unless otherwise provided in the Option Agreement, if the Option Holder terminates for any reason (other than death) the provision of Services to the Company (or a company owned or controlled by the Company) under the relevant labor contract, service contract or service agreement (“Termination of Services”), the Options shall terminate on the following date: expiration date as set out in paragraph (e) above.

The Option Holder may exercise all or part of the Options at any time prior to the expiration date as set forth in the foregoing, provided that the Options are exercisable before the Option Holder terminates the Services. If the Option Holder terminates the Services due to Incapacity, the remaining Options that are not exercisable shall be vested and exercisable upon the Incapacity of the Option Holder. If the Option Holder terminates the Services due to reasons other than Incapacity, the remaining Options that have not been vested shall expire upon the Termination of Services by the Option Holder, but the Options that have been vested shall be exercised in accordance with this Plan and the Option Agreement. If the Option Holder dies after the Termination of Services but before the expiration of the Options, the Options may be exercised by the executor or administrator of the Option Holder’s estate, or any person who has obtained the Options directly from the Option Holder by naming a beneficiary, by bequest, or inheritance, or otherwise. However, it is limited to Options that are exercisable on the date of Termination of Services by the Option Holder.

However, unless the Option Agreement states otherwise, if the Company terminates the service relationship with the Option Holder because he/she intentionally damages the interests of the Company during the provision of Services, or the Option Holder violates the Non-Competition Restrictions during the provision of Services or after the Termination of Services, or the Option Holder intentionally damages the interests of the Company during the provision of Services or after the Termination of Services (including but not limited to publishing or disseminating statements that tarnish the reputation of the Company or other entities owned or controlled by the Company, or infringing on trade secrets of the Company, etc.), the Option Holder shall have no right to exercise the Options that have been vested in but not yet exercised by him/her. For the purposes of paragraph (f), “Company” shall include all its Affiliates within and outside China.

Subject to the provisions of paragraph (f), if the Company proposes to terminate the service relationship with the Option Holder on its own initiative due to no fault of the Option Holder (including incompetence), it shall be handled in the following manner: (i) if the Option Holder re-enters the service relationship with the Company within one (1) year after the termination of the service relationship with the Company, the option arrangement between the Option Holder and the Company prior to the termination of the service relationship shall be reinstated and may continue; (ii) if the Option Holder continues to provide Services to the Company for more than one (1) year from the date on which the Services are provided to the Company, the amount of the Options to be vested in him/her shall be calculated on a pro rata basis based on the number of months of continuous service after the vesting start date, with less than one (1) month counted as one (1) month.

(g) Vacation. For the purpose of paragraph (f) above, if the Option Holder takes a vacation, the Option Holder’s Services shall be deemed to continue, provided that such vacation is in compliance with applicable law and the relevant provisions of the Company’s vacation system established accordingly.

(h) Death of the Option Holder. Unless the Option Agreement states otherwise, in the event of the death of the Option Holder in the course of providing Services to the Company, the Options of the Option Holder shall expire on the following date: expiration date as set out in paragraph (e) above.

In the event of the death of the Option Holder in the course of providing Services to the Company, all or part of the vested Options held by him/her may be exercised prior to their expiration by the executor or administrator of the Option Holder’s estate, or any person who has obtained the Options directly from the Option Holder by naming a beneficiary, by bequest, or inheritance, or otherwise, subject to the foregoing. The remaining Options that are not yet exercisable shall be vested upon the death of the Option Holder and can be exercised when the conditions for exercising are met.

(i) Restrictions on transfer of shares and Options.

(i) Restrictions on share transfer. Except as otherwise provided in this Plan or the Option Agreement, the Option Holder may transfer to a third party his/her shares acquired as a result of the exercise of the Options only after the Company’s shares become available for trading on the public market. For the transfer of shares acquired through the exercise of Options, the Board of Directors may specify in the Option Agreement other terms and conditions restricting the transfer such as cancellation conditions, redemption rights, preemption rights, etc. In addition, the Stocks to be issued under this Plan shall be subject to applicable law or such conditions and restrictions as the Company may adopt from time to time to comply with applicable law.

This section does not apply to (i) share transfer by naming a beneficiary, by bequest, or legal inheritance, or (ii) transfer to close relatives of the Option Holder or trusts established by the Option Holder for the benefit of the Option Holder and/or his/her close relatives, provided that the transferee agrees in writing to be bound by this Plan and the Option Agreement in the form prescribed by the Company. In the event that the Option holder transfers any shares acquired under this Plan and the Option Agreement, this Plan and the Option Agreement shall apply to the transferee as they apply to the Option Holder.

(ii) Restrictions on transfer of Options. Unless otherwise provided below or validly approved by the Board of Directors, Options may be transferred only by the Option Holder by naming a beneficiary, by bequest, or legal inheritance. If otherwise provided in the Option Agreement, the Non-qualified Stock Options may also be transferred by gift to a Family Member of the Option Holder. An Incentive Stock Option may only be exercised by the holder or his/her guardian or legal representative during the life of the Option Holder.

(j) No shareholders’ rights. The Option Holder or his/her transferee shall not be entitled to shareholders’ rights in respect of the Options of the holder until the exercise notice has been filed and the Exercise Price has been paid in accordance with the terms of the Options. After the exercise, the Option Holder or such transferee shall become a shareholder of the Company and enjoy shareholders’ rights in respect of the Stocks owned after the exercise, but the Option Holder shall not enjoy information rights and/or access rights in the Company by virtue of the Stocks of the Company owned after the exercise. His/Her right to attend the shareholders’ meeting /board meeting and to vote shall be irrevocably exercised by the founder Deng Jinhong.

(k) Modification, extension and acceptance. Subject to the provisions of this Plan, the Board of Directors may modify, extend or accept Options that have been issued or cancel Options that have been issued (whether granted by the Company or other issuer) in exchange for new Options or new granted interests (if applicable) at the same or different Exercise Price and/or the same or different amount.

(l) Right of the Company to cancel Options. Notwithstanding otherwise provided in this Plan or the Option Agreement, the Company shall have the right at any time to cancel Options that are not granted in compliance with Article 701 of the Securities Act. The Company shall give a written notice to the Option Holder at least ten (10) days prior to cancellation of such Options. If the Company elects to cancel the Options, the Company shall pay the Option Holder a consideration equal to (i) the Fair Market Price of the shares vested under the Options at the time of cancellation, less (ii) the Exercise Price of the Options. The consideration may be paid in cash or cash equivalent (in the form of equity) or a combination of both. If the consideration is negative, the Options may be cancelled without paying the consideration.

6.	Stock Price.

(a) General rule: Except as provided in Article 6, the exercise cost under this Plan shall be paid in cash or cash equivalent at the time of purchase of the Stocks. In addition, the Board of Directors may reasonably decide, as the circumstances permit, to accept payment in the manner set forth in paragraphs (b) to (f) below, or in cash or cash equivalent in combination with one or more of the following:

(b) Provision of Services. The exercise of Options under this Plan may be in consideration for Services provided by the Option Holder to the Company, the Parent Company or Subsidiaries prior to the exercise, the corresponding value of which shall not be less than the exercise cost paid in cash or cash equivalent.

(c) Promissory note. The exercise cost for all or part of the Stocks issued under this Plan (as the case may be) may be paid by promissory note with full recourse. The interest on the promissory note shall not be less than the minimum rate specified in the Act to avoid the accruing of additional interest (if any).

(d) Return of Stocks. All or part of the exercise cost may be paid by way of refund or proof of ownership of the Stocks by the Option Holder. The Stocks shall be returned to the Company in a good convertible form and priced at the Fair Market Price at the time the Options were exercised.

(e) Exercise/sale. If the Stocks are traded on the public market, the exercise cost and income tax withheld by the Company may be paid by giving an irrevocable instruction to the Company’s approved stockbroker to sell the Stocks (in the manner prescribed by the Company) and deliver all or part of the sale proceeds to the Company.

(f) Other forms of payment. Subject to the approval of the Board of Directors, the exercise cost under this Plan may be paid in such other form as may be permitted by applicable law.

7.	Stock Adjustment.

(a) General conditions. In the event of a split, dividend, merger, redivision of outstanding Stocks or other increase or decrease in issued Stocks for which the Company has not received consideration (“Capital Stock Events”), an automatic and appropriate adjustment shall be made to the following to make the Fair Market Price of relevant Stocks after the occurrence of a Capital Stock Event equal to the Fair Market Price of the Stocks before the occurrence of the Capital Stock Event: (i) the number and form of Stocks corresponding to the Options to be granted pursuant to Article 4; (ii) the Exercise Price of the Options outstanding; (iii) the redemption price under the terms of the Company’s redemption right in accordance with the applicable Option Agreement. If the Company declares a special dividend (except in cases where the amount of dividend in the form of an allotment of shares has a material effect on the Fair Market Price of the Stocks), a recapitalization, a division, or other similar circumstances, the Board of Directors may, in its sole discretion, make appropriate adjustment to (i) to (iii) above, so that the Fair Market Price of the relevant Stocks after the occurrence of such circumstance is equal to the Fair Market Price of the Stocks before the occurrence of the circumstance. No adjustment pursuant to Article 7(a) shall result in the issue of any fractional Stocks by the Company, except that the Board of Directors may, at its sole discretion, substitute the fractional Stocks in cash or round up the calculated non-integer value of Stocks to the nearest integer.

(b) Change of Control of the Company. When a Change of Control occurs in the Company, under the following conditions, (i) if the Options continue, and the Option Holder’s rights under this Plan and the Option Agreement are not materially impaired and the Option Holder’s obligations under this Plan and the Option Agreement are not increased; or (ii) if the Options cease to exist, and the economic consideration (compensation) that the Option Holder therefore receives from the Company is at least the difference (if any) between the Fair Market Price of the Company’s Stocks and the Exercise Price at the time of the Change of Control of the Company, all equity and all Options acquired under this Plan upon the commencement of the transaction shall be disposed of in the manner set forth in the transaction document (in the event that the Company is not a party to the definitive agreement in the transaction, the Board of Directors, acting as the administrator of this Plan, shall reasonably determine the manner in which it is to be disposed of and such determination shall have final and binding effect on the parties). The agreement or determination does not require all Options and granted interests (or all parts of an Option or granted interest) to be disposed of in the same manner. The disposal of Options that have not been vested as of the date of the Change of Control of the Company in the transaction document includes but is not limited to the cancellation of Options without the consent of the Option Holder and without payment of any consideration to the Option Holder; the disposal of Options that have been vested as identified in the transaction document may include but be not limited to that:

(i) Options held by the Option Holder that have been vested but not yet exercised may be exercised.

(ii) The Options shall be inherited by the Company (if the Company is the surviving party).

(iii) The Options (whether or not they are Incentive Stock Options) shall be assumed by the surviving company or its Parent Company in a form that complies with Article 424(a) of the Act and applicable foreign Stock trading and tax requirements.

(iv) The surviving company or its Parent Company shall replace with new Options (whether or not they are Incentive Stock Options) in a form that complies with Article 424(a) of the Act and applicable foreign Stock trading and tax requirements.

(v) The Options shall be cancelled and the price of the Stocks corresponding to the Options which have been vested as at the date of the Change of Control of the Company shall be paid to the Option Holder; such Price shall be equal to (A) the fair market value of the Stocks corresponding to such Options on the date of the Change of Control of the Company less (B) the Exercise Price per share of the Options (such excess is referred to as the “Spread”). The payment shall be made in cash, cash equivalent or securities of the surviving company or its Parent Company equivalent to the Spread.

For the avoidance of doubt, the Board of Directors shall have the right to reasonably determine to accelerate the vesting and exercise of the Options in whole or in part as a result of the Change of Control of the Company involved in Article 7(b).

(c) Reservation of rights. Except as provided in Article 7, no Participant will have any additional rights arising from: (i) a split or merger of any class of Stocks, (ii) a dividend, or (iii) an increase or decrease in the number of any class of Stocks. The issue by the Company of any class of Stocks, or securities convertible into any class of Stocks, shall not affect or result in adjustment to the Exercise Price of any Stocks. Except as otherwise provided in this Plan and the Option Agreement, Options granted under this Plan shall in no way affect the rights or powers of the Company to adjust, reclassify, reorganize, recapitalize or restructure business, merge, integrate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

8.	Information Requirements before Exercise.

(a) Application of the requirements. Article 8 shall only (i) begin when the Company relies on an exemption under Article 12h-1(f)(1) of the Securities Exchange Act (at the Company’s sole discretion), and (ii) end at an earlier time of the following at the Company’s sole discretion: (A) the time when the Company, in its sole discretion, ceases to rely on the exemption, or (B) the time when the Company is subject to the reporting requirements under Article 13 or 15 of the Securities Exchange Act. In addition, Article 8 shall not apply to an Option Holder who has fully exercised the Options.

(b) Scope of requirements. The Company shall provide information to the Option Holder pursuant to Articles 701(e)(3), (4) and (5) of the Securities Act. The information shall be provided at intervals of six months and the financial reports contained in the information shall be at least made within the recent one hundred and eighty (180) days. Notwithstanding the foregoing, the Company shall not be required to provide confidential information unless the Option Holder agrees in writing to keep such information confidential in the manner provided by the Company.

9.	Miscellaneous

(a) Requirements of the Securities Act. Except on the advice of counsel determined by the Board of Directors, the issue and delivery of Stocks shall meet the requirements of all applicable laws, including but not limited to the Securities Act and rules and regulations thereunder, state securities laws and regulations and the trading or securities rules of the securities markets in which the Company’s securities may be traded. The Company shall not be held responsible for failure to issue due to the above laws and regulations.

(b) No reserved rights. This Plan and any rights or Options hereunder do not entitle any Participant to continue to provide the Services for any period or in any way affect or limit any rights expressly to be reserved by the Participant or the Company (or any Parent Company or Subsidiary that employs the Participant), or to terminate the service relationship at any time, with or without cause.

(c) Salary recognition. Remuneration received or deemed to have been received by any individual under this Plan shall not be considered as part of his/her salary for the purpose of calculating contributions, fruits or profits under any other program or project maintained or funded by the Company, the Parent Company or Subsidiaries.

(d) Governing law. This Plan and all interests granted, sales and authorizations hereunder shall be governed and construed in accordance with the laws of the Cayman Islands (to the extent that they apply to contracts entered into and performed in that jurisdiction).

(e) Tax

(i) As a condition to the grant of an interest, authorization, issue, vesting, purchase, exercise or transfer of any granted interest or Stocks issued under any granted interest or authorized under this Plan, a Participant shall make arrangements in accordance with any request or approval made by the Board of Directors to satisfy the federal, state, local, or foreign withholding obligations arising under the foregoing.

(ii) Unless expressly stated in the Grant Agreement, the grant of an interest under this Plan shall be exempted from Article 409A of the Act and any vague terms in the Grant Agreement shall be construed in accordance with this intent. To the extent that the grant is not exempted from Article 409A (such grant is referred to as “409A Grant”), the grant and any vague terms in this Plan shall, to the maximum extent permitted, support the compliance of the interest with the requirements of the law. Notwithstanding anything to the contrary under this Plan, except as expressly acknowledged and agreed by the parties, no modification to a grant not subject to Article 409A of the Act shall in any event make the interest subject to Article 409A. 409A Grant shall be subject to such additional provisions and requirements as the Board of Directors may revise from time to time to comply with the requirements of Article 409A of the Act. Accordingly, if a payment for 409A Grant can be made to a “Particular Employee” (under Article 409A of the Act) upon “separation”, the payment shall not be made until the earlier of the following: (i) six months and one day after the Participant’s separation, or (ii) the Participant’s death. Delay shall be permitted only to prevent the payment from being subject to Article 409(A)(1). In addition, if a transaction under Article 7(b) constitutes the payment for 409A Grant, the transaction relating to the interest must constitute a “Change of Control” (as defined in Article 1.409A-3(i)(5) of the Financial Regulation) as required under Article 409A.

(iii) Neither the Company nor a member of the Board of Directors shall be liable if a Participant’s granted interest does not have its desired characteristics under applicable tax law or if payment is not made due to any applicable foreign transaction restrictions.

(f) Language. This Agreement is signed in Chinese.

10.	Term and Amendment; Shareholder Approval.

(a) Validity of this Plan. This Plan shall become effective upon approval by the shareholders of the Company and approval by the Board of Directors as described in paragraph (d) below. This Plan shall automatically terminate ten (10) years after the occurrence of the following: (i) the Board of Directors adopts this Plan; or (ii) the most recent number of Stocks reserved with the approval of the Board of Directors under Article 4 and approval of the shareholders of the Company increases, whichever is later. This Plan may be terminated in advance in accordance with paragraph

(b) below.

(b) Right of amendment or termination. Subject to the terms of this Plan and the purpose of its establishment, the Board of Directors shall have the right to implement this Plan in detail, including making appropriate interpretations of the relevant terms of this Plan, formulating specific rules related to the implementation of this Plan, approving the list of Grantees, etc.

(c) Effect of amendment or termination. After termination of this Plan, no Options granted under this Plan shall be issued or sold other than exercise of the Options granted under this Plan or other rights to purchase Stocks. Except as otherwise provided in this Plan and/or the Option Agreement, no termination or amendment of this Plan shall affect any shares previously issued or any Options granted.

(d) Shareholder approval. To the extent permitted by law, this Plan shall be approved by the shareholders of the Company within twelve (12) months upon its adoption by the Board of Directors, and if (i) the number of Stocks available for issue under this Plan is increased (except as provided in Article 7), or (ii) the class of persons eligible for the Incentive Stock Options is materially changed, such change to this Plan shall be approved by the shareholders of the Company within twelve (12) months after the date of change. In addition, any material or significant change to the terms of this Plan shall be subject to the approval of the shareholders of the Company as required by applicable law.

11.	Definitions.

(a) “Board of Directors” means the Board of Directors of the Company as changed from time to time.

(b) “Change of Control” means: (i) completion of an arrangement, merger, combination or other similar business combination involving the Company and one or more enterprises (except any arrangement, merger, combination or other similar business combination involving the Company and one or more enterprises which results in the voting securities issued by the Company prior to the arrangement, merger or combination to continue to represent (through the remaining issued securities or the securities converted into voting securities of the surviving party or its parent company) fifty percent (50%) or more of the voting rights of the Company, the surviving party or its parent company after the arrangement, merger or combination); (ii) completion of a transaction which causes any “Person” (as used in Articles 13(d) and 14(d) of the Securities Exchange Act) to become, directly or indirectly, the “Beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act) of the issued securities representing fifty percent (50%) or more of the voting rights of the Company; or (iii) a transaction or series of transactions involving the sale or substantial sale of all the assets of the Company, resulting in the dissolution or liquidation of the Company. However, a transaction does not constitute a Change of Control if (x) the sole purpose of the transaction is to change the legal jurisdiction in which the Company is incorporated or to create a holding company substantially owned in equal proportion by the person who held the securities of the Company prior to such transaction, or (y) the Company sells its securities in the transaction primarily for the purpose of raising capital in the normal course of the Company’s business activities (including but not limited to initial public offering under the Securities Act or other applicable laws), which does not result in a Change of Control under paragraphs (i), (ii) and (iii) above.

(c) “Act” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means a committee subordinate to the Board of the Directors under Article 2(a). (e) “Company” means YIMUTIAN INC., a company registered in the Cayman Islands.

(f) “Consultant” means a consultant or adviser, other than an employee or an outside director, who provides good faith services to the Company, the parent company or Subsidiaries and is eligible under Article 701(c)(1) of the Securities Act or Article A.1.(a)(1) of Form S-8.

(g) “Authorization Date” means the authorization date expressly set forth in the Option Agreement, which shall be: (i) the day on which the Board of Directors resolves to approve the options, or (ii) the first day on which the Option Holder provides Services, whichever is later.

(h) “Incapacity” means any diagnosed physical or mental impairment that prevents the Option Holder from participating in any act of benefit.

(i) “Employee” means an employee of the Company, the parent company or a Subsidiary.

(j) “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k) “Exercise Price” means the purchase amount per share at the time the options are exercised, as specified by the Board of Directors in the applicable Option Agreement.

(l) “Fair Market Price” means the value per share on the relevant date determined as follows: (i) if the Company’s Stocks were traded on the public market at the time the Fair Market Price was determined, the average closing price per share for the Company’s Stocks over the preceding thirty (30) days in that market; (ii) if the Company’s Stocks were not traded on the public market but were traded on the over-the- counter market, the average closing price and asking price per share of the Company’s Stocks over the preceding thirty (30) days in that market; or (iii) if the Company’s Stocks were not traded on the public market or over-the-counter market at the time the Fair Market Price was determined, a fair price per share as determined by the Board of Directors in an impartial manner; if the Company’s Stocks were traded on the public market or over-the-counter market at the time the Fair Market Price was determined, but were not traded on the public market or over-the-counter market within thirty (30) days prior to the relevant date, a fair price per share as determined by the Board of Directors in an impartial manner, and such determination shall be conclusive and binding on all.

(m) “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, ex-spouse, sibling, son-in-law/daughter-in-law, nephew/niece, legal mother, father, brother, or sister, including those adopted.

(n) “Grantee” means the person to whom the Board of Directors grants Options under the Plan.

(o) “Incentive Stock Option” means an Option that may be deemed an Incentive Stock Option under Article 422(b) of the Act. However, if an Option does not meet the requirements of an Incentive Stock Option under applicable law, it shall be deemed to be a Non-qualified Stock Option.

(p) “Non-qualified Stock Option” means an Option that does not meet the requirements of an Incentive Stock Option under Article 422(b) or 423(b) of the Act.

(q) “Option” means an Incentive Stock Option or Non-qualified Stock Option that entitles the holder to purchase Stocks under the Plan. (r) “Option Holder” means the person holding the Options.

(s) “Outside Director” means a member of the Board of Directors who is not an Employee.

(t) “Parent Company” means any company other than the Company in the complete link with the Company at the bottom, with each company in the link except the Company owning fifty percent (50%) or more of the total voting rights of all the Stocks of another company. A company that becomes a Parent Company after the adoption of this Plan shall be recognized as a Parent Company immediately.

(u) “Participant” means the Grantee or the Option Holder.

(v) “Plan” means YIMUTIAN INC.’s 2015 Stock Option Plan.

(w) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(x) “Services” means services provided as an employee, outside director or consultant.

(y) “Stocks” means ordinary shares of the Company as adjusted (if applicable) from time to time in accordance with Article 7.

(z) “Option Agreement” means an agreement between the Company and the Option Holder containing all the terms, conditions and limitations of the Option Holder’s options.

(aa) “Subsidiary” means any company other than the Company in the complete link with the Company at the top, with each company in the link except the company at the bottom owning 50% or more of the total voting rights of all the Stocks of another company, or (ii) any company with assets or part of its assets combined with the net income of the target entity and, in accordance with IFRS, and/or Chinese Accounting Standards or any internationally accepted accounting standards, recorded by the target entity for financial reporting purposes, or (iii) any company in which the target entity has the right to direct the entity’s business or policies, directly or indirectly through another subsidiary. Companies that become subsidiaries after the adoption of this Plan shall be recognized as Subsidiaries immediately.

(bb) “Affiliate” means, in relation to any company, any subsidiary or holding company of the company or a subsidiary of the company’s holding company; “Control” means direct or indirect control of the management or board of directors of a company or ownership of more than 50% of the voting rights of a company.

(cc) “Non-Competition Restrictions” means that i) the Option Holder shall not, during the period of providing Services to the Company (or other entity owned or controlled by the Company) and for two (2) years from the date of termination of the Services (for whatever reason), provide Services to any company or other entity engaged in agricultural service, agricultural supply chain service, agricultural product trade service, and agricultural means of production trade service (including but not limited to: [****] and affiliates controlled by or controlling the above websites/companies). For the avoidance of ambiguity, “Providing Services” includes that the Option Holder establishes a labor relation or service relation with, accept or acquire any interest and/or position from, or provide any consulting services or other assistance to such entity or its affiliates. ii) At no time shall the Option Holder set up his/her own business in competition with the Company (or a company owned or controlled by the Company).

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